UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007
SS&C TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 298-4500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On April 18, 2007, the Board of Directors (the “Board”) of Sunshine Acquisition Corporation (the “Company”), a Delaware corporation and the parent company of SS&C Technologies, Inc. (“SS&C”), approved (i) the vesting, as of April 18, 2007, of 50% of the Performance Options granted to the employees of SS&C under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) that would have vested if SS&C had met its EBITDA target for fiscal year 2006 set forth in the employees’ stock option agreements (collectively, the “2006 Performance Options”); (ii) the vesting, conditioned upon SS&C’s meeting its EBITDA target for fiscal year 2007, of the other 50% of the 2006 Performance Options; and (iii) the reduction of SS&C’s EBITDA target for fiscal year 2007 set forth in the employees’ stock option agreements.
     After giving effect to the actions of the Board as described above, the aggregate number of shares of the Company’s Common Stock subject to Performance Options held by SS&C’s executive officers, as well as the vested shares thereunder as of April 18, 2007, are as follows:

	Total Number of
	Shares Subject	Total Number of
	to Outstanding	Shares Subject to
	Performance	Vested Performance
	Options Granted	Options as of	Exercise Price Per
Name and Title	under 2006 Plan	April 18, 2007	Share

William C. Stone Chairman of the Board and Chief Executive Officer	70,993	7,099	$74.50

Normand A. Boulanger President and Chief Operating Officer	53,245	5,325	$74.50

Patrick J. Pedonti Senior Vice President and Chief Financial Officer	26,622	2,662	$74.50

Stephen V. R. Whitman Senior Vice President and General Counsel	14,198	1,420	$74.50

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: April 24, 2007	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer